CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting parts of this Post Effective Amendment No. 37 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 11, 1998, relating to the financial statements and the financial highlights appearing in the October 31, 1998 Annual Reports to Shareholders of the John Hancock Global Fund, John Hancock International Fund, John Hancock Short-Term Strategic Income Fund, and the John Hancock Special Opportunities Fund, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statements of Additional
Information and to the references to us under the headings "Financial Highlights" in such Prospectuses.




/s/PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP
Boston, Massachusetts
February 23, 1999